UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2020

Commission File Number: 021-214723

AzurRx BioPharma, Inc.
(Exact name of registrant as specified in its charter.)

Delaware (State or other jurisdiction of incorporation or organization)	46-4993860 (IRS Employer Identification No.)

760 Parkside Ave., Suite 304, Brooklyn, New York 11226
(Address of principal executive offices)

646-699-7855
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	AZRX	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2020 AzurRx BioPharma, Inc. (the "Company") granted Johan (Thijs) Spoor, its former Chief Executive Officer, warrants (the "Warrants") to purchase an aggregate of 150,000 shares of the Company's common stock, in connection with the recent settlement and general release (the "Settlement and Release"), effective July 9, 2020 (the "Settlement Date"), of certain claims relating to Mr. Spoor's separation from the Company on October 8, 2019. The Warrants are immediately exercisable, have an exercise price equal to $1.00 per share, a five-year term and may be exercised pursuant to a cashless exercise provision commencing six months from the issuance date. The Warrants were to be issued by the Company to Mr. Spoor within ten (10) days of the Settlement Date.

In connection with the Settlement and Release: (i) Mr. Spoor waived all claims to an incentive bonus in the amount of $255,000, which was originally accrued by the Company in June 2019 but was subsequently reversed during the quarter ended December 31, 2019; (ii) Mr. Spoor waived all claims to $348,400 due to JIST Consulting, a company controlled by Mr. Spoor, that is reflected in the Company's accounts payable as of June 30, 2020; and (iii) the Company has agreed to pay Mr. Spoor's legal expenses in the amount of $51,200.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AzurRx BioPharma, Inc.

Date:   July 15, 2020
By:	/s/ James Sapirstein

Name: James Sapirstein
Title: President and Chief Executive Officer